SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2002

ESCO TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Charter)

Missouri (State or Other Jurisdiction of Incorporation)	1-10596 (Commission File Number)	43-1554045 (I.R.S. Employer Identification No.)

8888 Ladue Road, Suite 200, St. Louis, Missouri (Address of Principal Executive Offices)	63124-2056 (Zip Code)

Registrant’s telephone number, including area code: 314-213-7200

ITEM 7.FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
ITEM 9. REGULATION FD DISCLOSURE
SIGNATURE
EXHIBIT INDEX
EX-99.1 Press Release
EX-99.2 Information Included on Website

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated November 11, 2002.

99.2	Information included on Registrant’s website as of November 12, 2002.

ITEM 9. REGULATION FD DISCLOSURE

     In connection with a Registrant presentation on November 12, 2002, the Registrant will include on its website certain information regarding the Registrant’s financial goals. The related press release and the information that will be included on Registrant’s website are attached as Exhibits 99.1 and 99.2 to this Form 8-K. The presentation reiterates the Registrant’s fiscal 2002 full year earnings outlook reflected in its August 7, 2002 press release, and also reiterates its previously disclosed five-year financial goals of compound annual growth in sales and earnings per share, from a fiscal 2000 base, of greater than 10% and greater than 15%, respectively. The presentation also restates the Registrant’s five-year goal of achieving earnings before interest and taxes (EBIT) margin equal to or greater than 13%.

     The furnishing of these Exhibits is not intended to constitute a representation that such furnishing is required by Regulation FD or that the information they contain includes material investor information that is not otherwise publicly available. Statements in Exhibits 99.1 and 99.2 that are not strictly historical are “forward looking” statements within the meaning of the safe harbor provisions of the federal securities laws. Investors are cautioned that such statements are only predictions, and speak only as of November 12, 2002. The Registrant does not assume any obligation to update such information in the future. The Registrant’s actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Registrant’s operations and business environment including, but not limited to: further weakening of economic conditions in served markets; changes in customer demands or customer insolvencies; electricity shortages; competition; intellectual property matters; consolidation of internal operations; integration of recently acquired businesses; delivery delays or defaults by customers; performance issues with key suppliers and subcontractors; and the Registrant’s successful execution of internal operating plans.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESCO TECHNOLOGIES INC.

Dated: November 12, 2002	By: /s/ A.S. Barclay A.S. Barclay Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated November 11, 2002.

99.2	Information included on Registrant’s website as of November 12, 2002.